   As filed with the Securities and Exchange Commission on October 30, 1998.
                                                                Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             _____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                            BROOKS AUTOMATION, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                04-3040660
     ------------------------             ---------------------------------
     (State of Incorporation)             (IRS Employer Identification No.)

              15 Elizabeth Drive, Chelmsford, Massachusetts 01824
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)

                            Brooks Automation, Inc.
                      1992 Combination Stock Option Plan
                  1993 Nonemployee Director Stock Option Plan
                       1995 Employee Stock Purchase Plan
                       ---------------------------------
                             (Full title of Plans)

                         Robert J. Therrien, President
                            Brooks Automation, Inc.
                              15 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                        -------------------------------
                    (Name and address of agent for service)

                                 (978)262-2400
                                 -------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                        Proposed maximum      Proposed maximum
Title of securities    Amount to be    offering price per    aggregate offering        Amount of
 to be registered     registered (2)          unit                  price           registration fee
----------------------------------------------------------------------------------------------------

Preferred Share
Purchase Rights(1)   2,390,000 Rights         --- (3)               --- (3)               ---

====================================================================================================

(1) On July 23, 1997, the Board of Directors of the Corporation declared a dividend of one preferred share purchase right (the "Rights") for each share of Common Stock outstanding on August 12, 1997. The 2,390,000 Rights registered hereby represent one Right that may be issued in connection with each share of Common Stock issuable upon exercise of options granted or to be granted under the Corporation's 1992 Combination Stock Option Plan (1,950,000 Rights), 1993 Nonemployee Director Stock Option Plan (190,000 Rights), and 1995 Employee Stock Purchase Plan (250,000 Rights) (collectively, the "Plans").
(2) Such presently indeterminable number of Rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(3) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

===============================================================================

Pursuant to General Instruction E of Form S-8, the contents of Registrant's Registration Statement on Form S-8 (Registration No. 333-07313) relating to the Brooks Automation, Inc. 1992 Combination Stock Option Plan, Registration Statement on Form S-8 (Registration No. 333-07315) relating to the Brooks Automation, Inc. 1995 Employee Stock Purchase Plan and Registration Statement on Form S-8 (Registration No. 333-22717) relating to the Brooks Automation, Inc. 1993 NonEmployee Director Stock Option Plan are being incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

     The Registrant hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Rights which is contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 7, 1997 and all amendments thereto and reports filed for the purpose of updating such descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
------   -------------------------

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

     The legality of the Rights to be issued in connection with the Common Stock, has been passed upon for the Registrant by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

     Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Registrant's By-laws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in the defense of any claim.

     The Registrant has entered into indemnification agreements with each of its present directors and certain of its officers. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
------   --------

Number   Description
------   -----------


 4.1 Specimen Certificate of Common Stock - Filed as Exhibit 4.01 to Registration Statement No. 33-87296 on Form S-1 (the "S-1 Registration Statement").*

 4.2       Certificate of Incorporation of the Registrant - Filed as Exhibit
           3.01 to the S-1 Registration Statement.*

 4.3 Certificate of Designations of Series A Junior Participating Preferred Stock - Filed as Exhibit 3.03 to Registration Statement No. 333-34487 on Form S-3.*

 4.4 By-laws of the Registrant -- Filed as Exhibit 3.02 to the S-1 Registration Statement.*

 4.5 Rights Agreement between the Registrant and BankBoston, N.A., as Rights Agent, dated as of July 23, 1997 (including Form of Right Certificate attached thereto as Exhibit A) -- Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated August 7, 1997.*

 5         Legal Opinion of Brown, Rudnick, Freed & Gesmer.

 23.1      Consent of PricewaterhouseCoopers LLP.

 23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

 24 Power of Attorney (included on the signature page of this Registration Statement).

 99.1      Registrant's 1993 Nonemployee Director Stock Option Plan, as amended
           - Filed as Exhibit 99.1 to Registrant's Registration Statement No. 333-22717 on Form S-8.*

 99.2 Registrant's 1992 Combination Stock Option Plan, as amended - Filed as Exhibit 99.2 to Registrant's Registration Statement No. 333-07313 on form S-8.*

 99.3      Registrant's 1995 Employee Stock Purchase Plan - Filed as Exhibit
           99.3 to Registrant's Registration Statement No. 333-07315 on
           Form S-8.*

______________

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.


ITEM 9.  UNDERTAKINGS.
-------  -------------

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on October 16, 1998.

                                  BROOKS AUTOMATION, INC.


                                  By: /s/ Robert J. Therrien
                                      --------------------------------
                                      Robert J. Therrien,
                                      Chief Executive Officer and President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Deborah D. Fox and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                     Title                      Date
        ---------                     -----                      ----

/s/ Robert J. Therrien         Director and Principal      October 16, 1998
---------------------------    Executive Officer
    Robert J. Therrien


/s/ Deborah D. Fox             Principal Financial and     October 16, 1998
---------------------------    Accounting Officer
    Deborah D. Fox


/s/ Roger D. Emerick           Director                    October 27, 1998
---------------------------
    Roger D. Emerick


---------------------------    Director                    October ____, 1998
    Amin J. Khoury

                                 EXHIBIT INDEX


Number     Description                                                Reference
------     -----------                                                ---------


 4.1       Specimen Certificate of Common Stock - Filed as
           Exhibit 4.01 to Registration Statement No. 33-87296 on
           Form S-1 (the "S-1 Registration Statement").*

 4.2       Certificate of Incorporation of the Registrant -
           Filed as Exhibit 3.01 to the S-1 Registration Statement.*

 4.3       Certificate of Designations of Series A Junior
           Participating Preferred Stock - Filed as Exhibit 3.03 to Registration Statement No. 333-34487 on Form S-3.*

 4.4 By-laws of the Registrant -- Filed as Exhibit 3.02 to the S-1 Registration Statement.*

 4.5       Rights Agreement between the Registrant and
           BankBoston, N.A., as Rights Agent, dated as of July 23, 1997 (including Form of Right Certificate attached thereto as Exhibit A) -- Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated August 7,1997.*

 5         Legal Opinion of Brown, Rudnick, Freed & Gesmer.

 23.1      Consent of PricewaterhouseCoopers LLP.

 23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

 24 Power of Attorney (included on the signature page of this Registration Statement).

 99.1 Registrant's 1993 Nonemployee Director Stock Option Plan, as amended - Filed as Exhibit 99.1 to Registrant's
           Registration Statement No. 333-22717 on Form S-8.*

 99.2 Registrant's 1992 Combination Stock Option Plan, as amended - Filed as Exhibit 99.2 to the Registrant's Registration
           Statement No. 333-07313 on Form S-8.*

 99.3 Registrant's 1995 Employee Stock Purchase Plan, as amended - Filed as Exhibit 99.3 to Registrant's Registration
           Statement No. 333-07315 on Form S-8.*


* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.